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                           http://www.nixonpeabody.com


                                                     February 25, 2003


Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549


         Re:      J.P. Morgan Fleming Series Trust
                  JPMorgan Multi-Manager Small Cap Growth Fund
                  JPMorgan Multi-Manager Small Cap Value Fund
                  -------------------------------------------

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to J.P. Morgan Fleming Series Trust, a Massachusetts business trust (the "TRUST") currently consisting of the above-referenced separate series (collectively, the "FUNDS"), in connection with the organization of the Trust, the authorization of the Funds, and the issuance of the Select Class Shares, each par value $.0001 per share (collectively, the "SHARES"), of each of the Funds, to be offered and sold pursuant to a Registration Statement on Form N-1A filed by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "REGISTRATION STATEMENT").

         We have reviewed, insofar as it relates or pertains to the Trust and the Funds, the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to original documents of all copies submitted to us for our review.

         Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in accordance with the Trust's Declaration of Trust and the Registration Statement, will be legally issued, fully paid and non-assessable.
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Securities and Exchange Commission
February 25, 2003
Page 2


         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                    /S/  NIXON PEABODY LLP